UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 16, 2015

PF HOSPITALITY GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51935	90-1119774
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 NW 2nd Avenue, Suite 216, Boca Raton, FL	33432
(Address of principal executive offices)	(Zip Code)

(561) 939-2520

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On December 22, 2015, PF Hospitality Group, Inc. (“we” “us” or “our”) filed a Current Report on Form 8-K (the “Form 8-K”) related to a Stock Exchange Agreement we entered into with EXO:EXO, Inc. (“EXO”) and Sloane McComb (EXO’s sole shareholder) on December 16, 2015. This Amendment No. 1 to the Form 8-K is filed to provide the financial statements and other information required under Item 9.01 of the Form 8-K.

Item 9.01. Financial Statements and Exhibits.

a) Financial Statements of Business Acquired.

The Audited Financial Statements of EXO as of December 31, 2014 and 2013 and its Unaudited Financial Statements for the nine months ended September 30, 2015 and 2014 are filed as Exhibit 99.1 to this Amendment No. 1 of this current report and are incorporated herein by reference.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 for PF Hospitality Group, Inc. and for EXO to give effect to our acquisition of EXO are filed as Exhibit 99.2 to this Amendment No. 1 of this current report and are incorporated herein by reference.

Exhibit No.	Description of Exhibit

10.1	Stock Exchange Agreement by and PF Hospitality Group, Inc., EXO:EXO, Inc. and Sloane McComb, dated December 16, 2015. (Incorporated by reference to Exhibit 10.1 to the Company’s current report on Form 8-K as filed with the SEC on December 22, 2015).

99.1*	Audited Financial Statements of EXO:EXO, Inc. as of December 31, 2014 and 2013 and its Unaudited Financial Statements for the nine months ended September 30, 2015 and 2014.

99.2*	The unaudited pro forma condensed combined balance sheet as of September 30, 2015 and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2015 for EXO and PF Hospitality Group, Inc.

* Filed herewith.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PF Hospitality Group, Inc.

Date: February 25, 2016	By:	/s/ Vaughan Dugan
Vaughan Dugan
Chief Executive Officer